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                                                                     EXHIBIT 3.8

                                    OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
                             P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333
                                                        CERTIFICATE OF AMENDMENT


The undersigned corporation, pursuant to Senate Bill No. 2395, Chapter 2395, Chapter 402, Laws of 1994, hereby executes the following Certificate of Amendment and sets forth:

1.     NAME OF THE LIMITED LIABILITY COMPANY

       Barden Mississippi Gaming LLC

2.     THE FUTURE EFFECTIVE DATE IS (COMPLETE IF APPLICABLE)

3.     THE AMENDMENT TO THE CERTIFICATE IS AS FOLLOWS

       Management of the limited liability company has been changed whereby Fully management of this limited liability company is vested in one or more managers.

       By:  Signature                        (Please keep writing within blocks)

                          See attachment "A"

       Printed Name       See attachment "A"         Title

       Street and Mailing Address

       Physical Address        633 North State Street (39202)

       P.O. Box                427

       City, State, ZIP5, ZIP4   Jackson                MS            39205-0427


                            [Filed October 17, 2001]


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                                    OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
                             P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333
                                                        CERTIFICATE OF AMENDMENT

By:  Signature                               (Please keep writing within blocks)

Printed Name                                 Title

Street and Mailing Address

Physical Address

P.O. Box

City, State, ZIP5, ZIP4



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                                 ATTACHMENT "A"
                                       TO
                            CERTIFICATE OF AMENDMENT
                                       OF
                         BARDEN MISSISSIPPI GAMING, LLC

Signature:        BARDEN MISSISSIPPI GAMING, LLC
                  By: Majestic Investor Holdings, LLC, its sole member
                  By: Majestic Investor, LLC, its sole member
                  By: The Majestic Star Casino, LLC, its sole member
                  By: Barden Development, Inc., its sole member


                  By:     /s/ Don H. Barden
                     -------------------------------------------------------
                     Don H. Barden, President of Barden Development, Inc.
                     which is the sole member of The Majestic Star Casino, LLC which is the sole member of Majestic Investor, LLC which is the sole member of Majestic Investor Holdings, LLC which is the sole member of BARDEN MISSISSIPPI GAMING, LLC